EXHIBIT 99.1 Buckeye Ventures, Inc. Shareholder Letter - Annual Meeting

Dear Shareholder:
I trust this letter finds you well. First, I would like to take this opportunity to formally introduce myself. My name is Alan Mintz, and I am very proud and honored to report to you in this correspondence that I am your newly elected Chief Executive Officer as a result of the recent Share Exchange Agreement/Reverse Acquisition with World Wide Motion Pictures Corporation. My esteemed colleague and predecessor in this position, the founder of the original company Paul Hancock, remains an integral part of the organization as Vice Chairman of the Board of Directors and is still President/CEO of World Wide, which now operates its business as an unencumbered media subsidiary of Buckeye Ventures, Inc.

I must say that it is not an easy thing to take the reins of a publicly held multinational corporation which has 28 years of history and depth behind it. Nevertheless, you have my sincere commitment that I will do my utmost to continue the traditions put in place by Mr. Hancock and his team many years ago, embracing the fluid and open communications with you the shareholder. In this regard, we are pleased to report to you that there have been a variety of exciting project developments for your diversified enterprise since the last Annual Meeting, which have increased shareholder value.

With this in mind, and commensurate with shareholder approval, on March 1, 2006, World Wide Motion Pictures Corp. and Buckeye Ventures, Inc., completed their Share Exchange transaction (Reverse Acquisition), which resulted in Buckeye obtaining fully reporting publicly held status through World Wide's long-established original structure trading on the OTC Electronic Bulletin Board. Please note that our new trading symbol, which was WWMO.OB, is now BEYV.OB.

Buckeye was formed in June 2005 for the purpose of acquiring and operating businesses in the Retail Home Services Industry, with the objective of creating a national brand for the consumer in a space where there is no established recognizable national name. Buckeye has committed to an acquisition schedule and has already begun to acquire residential service companies throughout the United States, with plans to become a leader in the HVAC (heating, ventilation and air conditioning) and plumbing sectors, an estimated $50 billion industry, by providing many small and mid-sized local and regional operators with the opportunity to become part of a growing national conglomerate that is a publicly held company.

As always, your support and encouragement since the last Annual Meeting have been greatly appreciated. Your Board of Directors and management teams of both the parent company and the media subsidiary have made an aggressive effort toward the development and implementation of various corporate and industry related projects. As periodically reported in securities filings and special reports, new avenues of potential business and production have unfolded for the entire enterprise, and include some of the following:

• Buckeye acquired its first residential service location, which had $4.7 million in 2005 revenues in the Boston area. A new operating strategy and implementation of newer, more efficient systems has resulted in 2006 performance being 15 % ahead of 2005.

• Buckeye has executed Letters Of Intent to acquire HVAC companies in San Diego, Boston and Sacramento, totaling another $9 million in added revenue. The San Diego and Sacramento acquisition opportunities are expected to close by late June or early July. The Sacramento acquisition also includes a nationally trademarked name that Buckeye intends to use as its national brand.

• Buckeye is also in negotiations to acquire companies in Arizona, Nevada, and northern California with combined revenues of over $35 million. The Nevada company, with multiple locations in Nevada, California and Arizona, would add $20 million in revenue and close to $3 million in profit.

• In a related development, Buckeye is acquiring one of the HVAC and plumbing industry's leading training and consulting companies, Maio Success Systems, and will correspondingly gain their formidable management team. The company's founder, a nationally known consultant and trainer in this field, will be joining Buckeye's senior management.

Buckeye's growth strategy encompasses the ongoing acquisition of home service companies across multiple market regions, with a focus on Sunbelt states, to provide a balanced mix of revenues and foster internal growth. Buckeye plans to expand geographically by acquiring core businesses in new markets and "tucking in" smaller companies. The Company leverages its industry reputation and relationships to make future acquisitions.

Buckeye's operating strategy is to achieve operational efficiency through implementing "best practices" and developing strong internal training competencies. The Company operates on a centralized basis, while at the same time allowing entrepreneurial management to continue to capitalize on local market knowledge and existing customer relationships. We will attract, develop and retain high quality technicians to assure superior one-on-one customer service, and we will establish national market coverage to provide full service to home owners.

While the parent Corporation's primary focus is on developing the Buckeye Strategy and one day becoming the "Starbucks" of Home Services, we are additionally very encouraged and optimistic about the direction and future of our media/entertainment company, World Wide Motion Pictures Corporation. Some ongoing developments in this diversified subsidiary include the following:

• World Wide's continuing exclusive and successful distribution of the award winning feature film entitled, "Amy," starring Rachel Griffiths ("Six Feet Under"), which was released on a national basis after openings in New York and Los Angeles. The film has won 21 international awards, including prizes at the Cannes Film Festival and a thumbs-up review from "Ebert & Roeper and the Movies."

• World Wide's creation and expansion of a specially designed web-based Template for domestic and international Internet Sales of various product, primarily for many of the corporation's entertainment product library, which includes over 300 film and television titles.

• World Wide's accelerated review and negotiations for U.S. theatrical and full ancillary distribution of several domestic and foreign language Feature Films. Certain of the motion pictures in negotiation are multi-award winning films starring such critically acclaimed actors as John Hurt, Malcolm McDowell, Ned Beatty and Shirley Henderson ("Harry Potter" series and "Bridget Jones's Diary").

• World Wide's preparation for marketing and distribution of the television show "Aging without Symptoms," a projected 13-episode cable and video series exploring the advancing age of the U.S. population. The show comprises interviews with diverse professionals in the health care industry showcasing their specific methods of slowing the aging process and enhancing overall health using both conventional and holistic approaches.

As you can see, there are many exciting developments for your Corporation taking place on multiple fronts. We believe this will be a watershed year with continual progress toward all of our goals, all pointed toward increasing value for you, our shareholder.

We urge you, as an important member of our corporate family, to please take a moment to carefully read the enclosed Proxy Statement with accompanying data, and cast your vote accordingly on the Proxy for the proposed Directors and any important corporate issues which will help to shape and influence the continued operations and growth of your Corporation.

If you require any additional information or clarification on the activities of either the parent corporation or its subsidiaries, please do not hesitate to contact the company at your convenience. Management greatly appreciates your cooperation in this regard, and as always, your continued support.

Sincerely, Sincerely,

Alan J. Mintz Paul D. Hancock Chairman & Chief Executive Officer Vice Chairman, Buckeye Ventures, Inc. Buckeye Ventures, Inc. President/CEO, World Wide Motion Pictures Corporation